UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of the proposals voted upon at Sarepta Therapeutics, Inc.’s (the “Company’s”) Annual Meeting of Stockholders held on June 2, 2015 (the “Annual Meeting”) and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such proposal. As of the time of the Annual Meeting, the Company had not received a sufficient number of votes required for the approval of Proposal 4, referred to in the proxy card as the “Amendment to Certificate of Incorporation.” Per the Supplemental Proxy filed by the Company on May 19, 2015, Proposal 4 only requests an increase to the Company’s authorized shares of common stock to 99 million shares. The Annual Meeting, for stockholders of record as of April 8, 2015, was adjourned with respect to Proposal 4 only and will reconvene on June 23, 2015.

As of the record date for the Annual Meeting, April 8, 2015, there were 41,354,142 shares of common stock issued and outstanding. There were 34,605,999 shares of common stock present at the Annual Meeting in person or by proxy, which represented 83.68% of the voting power of the shares of common stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business at the Annual Meeting.

The proposals voted upon and voting results for these proposals at the Annual Meeting were as follows:

Proposal 1: Election of Group II Directors

Name of Nominee	For	Against	Abstain	Broker Non-Votes
M. Kathleen Behrens, Ph.D.	16,207,438	3,993,221	108,244	14,297,096
Richard J. Barry	17,316,789	2,880,542	111,572	14,297,096
Claude Nicaise, M.D.	17,435,912	2,503,729	369,262	14,297,096

Pursuant to the foregoing votes, the Director nominees listed above were elected to serve as Group II Directors on the Company’s Board of Directors to hold office until the Company’s 2017 annual meeting of stockholders, or until their successors are earlier elected. There were no additional director nominations brought before the meeting.

Proposal 2: Advisory Vote on 2014 Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
14,696,420	5,159,429	453,054	14,297,096

Pursuant to the foregoing votes, the 2014 executive compensation was approved on an advisory basis.

Proposal 3: Amendment to Amended and Restated 2011 Equity Incentive Plan

For	Against	Abstain
16,649,207	3,207,346	452,350

Pursuant to the foregoing votes, the proposed amendment to our Amended and Restated 2011 Equity Incentive Plan (the “Restated Plan”) to increase the number of shares underlying the awards that the Company may grant under the Restated Plan by 1,700,000 shares to 6,236,903 shares (plus the number of shares subject to outstanding awards under the 2002 Equity Incentive Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by us, up to a maximum of 514,161 shares) was approved.

Proposal 4: Amendment to Certificate of Incorporation

As of the time of the Annual Meeting, the votes received for Proposal 4, a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorizes shares of common stock from 50 million shares to 99 million shares, were as follows:

For	Against	Abstain	Broker Non-Votes
19,305,509	589,773	413,621	14,297,096

Given that votes received for Proposal 4 as of the Annual Meeting were not sufficient for the approval of Proposal 4, the Annual Meeting was adjourned with respect to Proposal 4 only and will reconvene on June 23, 2015 at 9:00 a.m. at 215 First Street, Suite 110B, Cambridge, MA 02142 to allow the Company’s stockholders of record on April 8, 2015 to vote on Proposal 4 or an additional adjournment of the Annual Meeting, if necessary. Stockholders may continue to vote on Proposal 4 only electronically or by phone through 11:49 p.m. EST on June 22, 2015 and may vote in person on Proposal 4, and any further adjournment of the Annual Meeting if necessary, at the reconvened meeting on June 23, 2015.

Proposal 5: Ratification of KPMG as the Company’s Independent Registered Public Accounting Firm

For	Against	Abstain
34,157,947	269,590	178,462

Pursuant to the foregoing votes, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 was ratified and approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Edward Kaye
Edward Kaye Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Date: June 3, 2015